Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Phil D. Kramer
	Manager, Investor Relations	Executive Vice President and CFO
	713/646-4222 – 800/564-3036	713/646-4560 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P.

Reports Solid First-Quarter 2008 Results

(Houston – April 30, 2008) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $92 million, or $0.57 per diluted limited partner unit, for the first quarter of 2008.  Net income for the first quarter of 2007 was $85 million, or $0.61 per diluted limited partner unit.  The Partnership’s basic weighted average units outstanding for the first quarter of 2008 totaled 116 million (117 million diluted) as compared to 109 million (111 million diluted) in last year’s first quarter.

The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $180 million for the first quarter of 2008, compared with EBITDA of $166 million for the first quarter of 2007.  (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

Reported results include the impact of various items that affect comparability between reporting periods.  These items are excluded from adjusted results, as further described in the table below.  Accordingly, the Partnership’s first-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $103 million, $0.66 and $191 million, respectively. The Partnership’s first-quarter 2007 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $120 million, $0.92 and $201 million, respectively.

“The Partnership delivered solid baseline operating and financial results for the first quarter of 2008, with all three segments performing in line with or ahead of the midpoint of public guidance,” said Greg L. Armstrong, Chairman and CEO of Plains All American.  “As expected, adjusted EBITDA for the current year quarter was approximately 5% below the first quarter of 2007, a period during which the Partnership experienced very favorable market conditions. However, on a sequential basis, adjusted EBITDA for the first quarter of 2008 was approximately 14% higher than the fourth quarter of 2007, as the fourth quarter was adversely affected by the shift in the crude oil market structure.  We are pleased with our first-quarter results and the opportunity to demonstrate how our business model and asset base perform in less favorable market conditions.”

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Armstrong stated, “We have announced an increase in our first-quarter distribution to $3.46 per unit, which represents a 6.5% increase over 2007’s comparable distribution.  In addition, upon closing the pending Rainbow Pipe Line acquisition, we plan to raise our distribution growth goal for 2008, resulting in a targeted annualized run-rate distribution in November 2008 of $3.61 to $3.66 per unit, equating to a 7.4% to 8.9% increase over the November 2007 distribution.”

Armstrong continued, “In preparation for closing the Rainbow acquisition as well as the continuation of our 2008 internal growth capital program, we recently issued $600 million of 10-year senior notes.  This financing locks in attractively priced long-term capital and enables us to maintain a high level of liquidity during a period in which we believe there will be additional attractive acquisition opportunities.”

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

	Three Months Ended
	March 31,
	2008	2007
	(In millions, except per unit data)
Selected items impacting comparability
Equity compensation charge (1)	$(6)	$(18)
SFAS 133 mark-to-market adjustment (2)	(5)	(17)
Selected items impacting comparability	(11)	(35)
Less: GP 2% portion of selected items impacting comparability	—	1
LP 98% portion of selected items impacting comparability	$(11)	$(34)

Impact to basic net income per limited partner unit	$(0.09)	$(0.31)
Impact to diluted net income per limited partner unit	$(0.09)	$(0.31)

(1) The equity compensation charge for the three-month periods ended March 31, 2008 and 2007 excludes the portion of the equity compensation expense represented by grants under the 2006 Plan that, pursuant to the terms of the Plan, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the 2006 Plan is less than $1 million for each of the three-month periods ended March 31, 2008 and 2007.

(2) The Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) charge for the three-month period ended March 31, 2008 includes a $2 million gain related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

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The following tables present certain selected financial information by segment for the first-quarter reporting periods (amounts in millions):

	Three Months Ended
	March 31, 2008
	Transportation	Facilities	Marketing
	Operations	Operations	Operations
Revenues (1)	$205	$59	$7,037
Purchases and related costs (1)	(21)	—	(6,921)
Field operating costs (excluding equity compensation charge)	(79)	(24)	(41)
Segment G&A expenses (excluding equity compensation charge) (2)	(14)	(4)	(16)
Equity compensation charge - general and administrative	(3)	(1)	(2)
Equity earnings in unconsolidated entities	1	1	—
Reported segment profit	$89	$31	$57

Selected items impacting comparability of segment profit:
Equity compensation charge	3	1	2
SFAS 133 mark-to-market adjustment (3)	—	—	7
Segment profit excluding selected items impacting comparability	$92	$32	$66

Maintenance capital	$14	$5	$1

	Three Months Ended
	March 31, 2007
	Transportation	Facilities	Marketing
	Operations	Operations	Operations
Revenues (1)	$178	$45	$4,111
Purchases and related costs (1)	(18)	—	(3,986)
Field operating costs (excluding equity compensation charge)	(66)	(18)	(38)
Equity compensation charge - operations	(2)	—	(1)
Segment G&A expenses (excluding equity compensation charge) (2)	(13)	(5)	(13)
Equity compensation charge - general and administrative	(7)	(2)	(7)
Equity earnings in unconsolidated entities	1	2	—
Reported segment profit	$73	$22	$66

Selected items impacting comparability of segment profit:
Equity compensation charge	9	2	7
SFAS 133 mark-to-market adjustment (3)	—	—	17
Segment profit excluding selected items impacting comparability	$82	$24	$90

Maintenance capital	$3	$4	$4

(1) Includes intersegment amounts.

(2) Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3) Amounts related to SFAS 133 are included in revenues and impact segment profit.  The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges.  The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods.  The SFAS 133 amount for the three-month period ended March 31, 2008 excludes a $2 million gain related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

Excluding selected items impacting comparability, segment profit from Transportation operations in the first quarter of 2008 was $92 million, representing an increase of 12% over corresponding first-quarter 2007 results of $82 million.  Pipeline volumes for the first quarter of 2008 were approximately 2.8 million barrels per day versus 2.7 million barrels per day in the first quarter of 2007.

First-quarter 2008 adjusted segment profit from Facilities operations was $32 million, representing an increase of 33% over corresponding first-quarter 2007 results of $24 million.

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Adjusted segment profit from Marketing operations for the first quarter of 2008 was $66 million, representing a decrease of 27% from corresponding first-quarter 2007 results of $90 million that were positively impacted by favorable market conditions.

The Partnership’s basic weighted average units outstanding for the first quarter of 2008 totaled 116 million (117 million diluted) as compared to 109 million (111 million diluted) in last year’s first quarter.  At March 31, 2008, the Partnership had approximately 116 million units outstanding, long-term debt of approximately $2.6 billion and a long-term debt-to-total capitalization ratio of 44%.

The Partnership has declared a quarterly distribution of $0.865 per unit ($3.46 per unit on an annualized basis) payable May 15, 2008 on its outstanding limited partner units.  This distribution payment represents increases of approximately 6.5% and 1.8%, respectively, over the quarterly distributions paid in May 2007 and February 2008.  This distribution constitutes the 16th consecutive increase in quarterly distributions for the Partnership and the 23rd increase in the last twenty-nine quarters.

Prior to its May 1 conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the second quarter of 2008. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the

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information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call on Thursday, May 1, 2008 to discuss the following items:

1.               The Partnership’s first-quarter 2008 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the second quarter 2008; and

5.               The Partnership’s outlook for the future.

The call will begin at 10:00 AM (Eastern). To participate in the call, please dial 877-709-8150, or, for international callers, 201-689-8354, at approximately 9:55 AM (Eastern). No password or reservation number is required.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter account number 232 and replay ID number 281768.  The replay will be available beginning Thursday, May 1, 2008, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Sunday, June 1, 2008.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release, including distribution goals, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: our ability to consummate the Rainbow acquisition and the successful integration and future performance of the acquired assets; future developments and circumstances at the time distributions are declared; failure to implement or capitalize on planned internal growth projects;

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the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate (including on the Rainbow system) and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, our counterparties; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling, and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended
	March 31,
	2008	2007

REVENUES	$7,195	$4,230

COSTS AND EXPENSES
Purchases and related costs	6,836	3,900
Field operating costs	144	125
General and administrative expenses	40	47
Depreciation and amortization	48	40

Total costs and expenses	7,068	4,112

OPERATING INCOME	127	118

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	2	3
Interest expense	(42)	(41)
Interest income and other income (expense), net	3	5
Income before tax	90	85

Current income tax expense	(1)	—
Deferred income tax benefit (expense)	3	—

NET INCOME	$92	$85

NET INCOME - LIMITED PARTNERS	$67	$68

NET INCOME - GENERAL PARTNER	$25	$17

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.58	$0.62

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.57	$0.61

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	116	109

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	117	111

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended
	March 31,
	2008	2007
Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	46	50
Basin	363	342
Capline	190	235
Line 63 / Line 2000	162	181
Salt Lake City Area Systems (2)	97	96
West Texas/New Mexico Area Systems (2)	377	368
Manito	69	74
Rangeland	62	64
Refined products	115	115
Other	1,180	1,085
Tariff activities total	2,661	2,610
Trucking	97	109
Transportation activities total	2,758	2,719

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	45	35
Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	13	13
LPG processing (thousands of barrels per day)	15	14
Facilities activities total (average monthly capacity in millions of barrels) (3)	47	38

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering	680	680
Refined products	20	3
LPG sales	136	133
Waterborne foreign crude imported	74	67
Marketing activities total	910	883

(1)	Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)	The aggregate of multiple systems in the respective areas.
(3)

In order to calculate total facilities activities volume add: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by 1,000 and the number of months in the period to convert to monthly capacity in millions.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	March 31,	December 31,
	2008	2007

ASSETS
Current assets	$3,663	$3,673
Property and equipment, net	4,494	4,419
Pipeline linefill in owned assets	282	284
Inventory in third-party assets	79	74
Investment in unconsolidated entities	227	215
Goodwill	1,071	1,072
Other long-term assets, net	169	169
Total assets	$9,985	$9,906

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,865	$3,729
Long-term debt under credit facilities and other	13	1
Senior notes, net of unamortized discount	2,623	2,623
Other long-term liabilities and deferred credits	154	129
Total liabilities	6,655	6,482
Partners’ capital	3,330	3,424
Total liabilities and partners’ capital	$9,985	$9,906

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended
	March 31,
	2008	2007
Numerator for basic and diluted earnings per limited partner unit:
Net income	$92	$85
Less: General partner’s incentive distribution paid	(23)	(15)
Subtotal	69	70
Less: General partner 2% ownership	(2)	(2)
Net income available to limited partners	67	68

Denominator:
Basic weighted average number of limited partner units outstanding	116	109
Effect of dilutive securities:
Weighted average LTIP units	1	2
Diluted weighted average number of limited partner units outstanding	117	111

Basic net income per limited partner unit	$0.58	$0.62

Diluted net income per limited partner unit	$0.57	$0.61

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended
	March 31,
	2008	2007
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Net income reconciliation
Net income	$92	$85
Add: Interest expense	42	41
Less: Income tax benefit	(2)	—
Earnings before interest and taxes (“EBIT”)	132	126
Add: Depreciation and amortization	48	40
EBITDA	$180	$166

	Three Months Ended
	March 31,
	2008	2007
Cash flow from operating activities reconciliation
EBITDA	$180	$166
Current income tax expense	(1)	—
Interest expense	(42)	(41)
Net change in assets and liabilities, net of acquisitions	366	217
Other items to reconcile to cash flows from operating activities:
Equity earnings in unconsolidated entities, net of distributions	1	(3)
Inventory valuation adjustment	—	1
Gain on sale of linefill	(3)	—
Gain on sale of investment assets	—	(4)
Gain on foreign currency revaluation	(3)	—
SFAS 133 mark-to-market adjustment	5	17
Equity compensation charge	6	19
Net cash provided by operating activities	$509	$372

	Three Months Ended
	March 31,
	2008	2007
Funds flow from operations (“FFO”)
Net income	$92	$85
Equity earnings in unconsolidated entities, net of distributions	1	(3)
Depreciation and amortization	48	40
Deferred income tax (benefit) expense	(3)	—
FFO	138	122
Maintenance capital	(20)	(11)
FFO after maintenance capital	$118	$111

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended
	March 31,
	2008	2007
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net income	$92	$85
Selected items impacting comparability	11	35
Adjusted net income	$103	$120

Net income available for limited partners	$67	$68
Limited partners’ 98% of selected items impacting comparability	11	34
Adjusted limited partners’ net income	$78	$102
Adjusted basic net income per limited partner unit	$0.67	$0.93
Adjusted diluted net income per limited partner unit	$0.66	$0.92
Basic weighted average units outstanding	116	109
Diluted weighted average units outstanding	117	111

	Three Months Ended
	March 31,
	2008	2007
EBITDA excluding selected items impacting comparability
EBITDA	$180	$166
Selected items impacting comparability	11	35
Adjusted EBITDA	$191	$201

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